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                                                                EXHIBIT 23(p)-1a




                                 CODE OF ETHICS

                                   ADOPTED BY

                                THE BERGER FUNDS


                            LAST REVISED JUNE 1, 2001



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I. STATEMENT OF GENERAL PRINCIPLES


The Berger Growth Fund, the Berger Large Cap Growth Fund, the Berger Investment Portfolio Trust and each of its series, the Berger Omni Investment Trust and each of its series, the Berger Institutional Products Trust and each of its series, the Berger Worldwide Portfolios Trust and each of its series and the Berger Worldwide Funds Trust and each of its series (collectively, the "Funds", and individually, a "Fund") have adopted this Code of Ethics ( the "Code"), pursuant to Rule 17j-1 under the Investment Company Act of 1940.


A relationship of trust and confidence exists between the directors, trustees and officers of the Funds and the Funds' shareholders. As a result, the interests of the Funds must always come first. This means that all actions by directors, trustees and officers of the Funds which are detrimental, or potentially detrimental, to the Funds must be avoided. While this principle extends to a broad range of actions and practices, it is of particular relevance to any decision relating to the personal investment activities of all directors, trustees and officers of the Funds since such activities may involve potential conflicts of interest. In order to fulfill their fiduciary duties, all directors, trustees and officers of the Funds must conduct their personal securities transactions in a manner which does not operate adversely to the interests of the Funds and must otherwise avoid serving their own personal interests ahead of those of the Funds' shareholders.

In order to ensure that directors, trustees and officers of the Funds comply with their fiduciary duties and other standards imposed by federal securities law upon their personal investment activities, the Funds have adopted this Code of Ethics (the "Code"). The Code includes specific provisions with which all covered persons must comply. However, compliance with these technical provisions alone will not be sufficient to insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary relationships. All directors, trustees and officers of the Funds are expected to abide by the spirit of the Code and the principles articulated herein, and with respect to such matters must at all times act in accordance with the highest ethical standards. Upon assuming their position with the Funds, each Independent Director/Trustee of the Funds is required to certify in writing that they have read and understand the Code and that they recognize they are subject to the Code and will comply with its requirements.


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II. DEFINITIONS


    (a) "Funds" shall mean the Berger Growth Fund, the Berger Large Cap Growth Fund, the Berger Investment Portfolio Trust and each of its series, the Berger Omni Investment Trust and each of its series, the Berger Institutional Products Trust and each of its series, the Berger Worldwide Portfolios Trust and each of its series and the Berger Worldwide Funds Trust and each of its series.

    (b) "Adviser" shall mean each Fund's investment adviser.

    (c) "Adviser's Code of Ethics" shall mean the code of ethics adopted by the Board of Directors or Board of Managers of each Fund's investment adviser.

    (d) "Immediate Family Member" shall mean a person's spouse; child residing in the person's household (including step and adoptive children); and any dependent of the person, as defined in section 152 of the Internal Revenue Code (26 U.S.C. 152).

    (e) "Interested Person" shall have the meaning as that set forth in Section 2(a)(19) of the Investment Company Act of 1940.

    (f) "Independent Director/Trustee" shall mean any director or trustee of the Funds who is not an Interested Person.

    (g) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of
        Section 16 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which a director, trustee or officer of the Funds has or acquires. Application of this definition is explained in more detail in Appendix A attached hereto.

    (h) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities) except that it shall not include shares of registered open-end investment companies (i.e, mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury Securities), banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

    (i) "Purchase or sale of a Security", or phrases of similar import, shall include, among other things, the purchase, writing or sale of an option to purchase or sell that Security, the purchase or sale of any derivative Security whose value is derived from that Security, such as a Security convertible into or exchangeable for that Security, and the purchase or sale of any other Security which has a substantial economic relationship to that Security being purchased or sold by a Fund (e.g., a Security issued by a partnership which has a substantial portion of its assets invested in the Security being purchased or sold).

    (j) A Security is "being considered for purchase or sale" when a portfolio manager is seriously considering the purchase or sale of a Security for a Fund, or, with respect to a security analyst who makes a recommendation to purchase or sell a Security for a Fund, when such person seriously considers making such a recommendation.



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    (k) "Control", which shall have the same meaning as that set forth in
        Section 2(a)(9) of the Investment Company Act of 1940, generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

    (l) "Compliance Officer" shall mean the employee of the Adviser or other individual designated by vote of the Board of Directors or Board of Managers of the Adviser to receive reports and take certain actions as provided in the Adviser's Code of Ethics. The Compliance Officer may appoint designees to carry out his/her functions pursuant to the Code.


Any Independent Director/Trustee of the Funds who has any questions regarding these definitions should consult with Counsel to the Independent
Directors/Trustees. Any director, trustee or officer of the Funds who is an Interested Person of the Funds or the Adviser who has any questions regarding these definitions should consult with the Compliance Officer.


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III. CODE PROVISIONS APPLICABLE ONLY TO INTERESTED PERSONS OF THE FUND


THE PROVISIONS OF THE ADVISER'S CODE OF ETHICS ARE HEREBY INCORPORATED BY REFERENCE INTO THIS CODE OF ETHICS OF THE FUNDS AND ARE APPLICABLE TO ALL OFFICERS OF THE FUNDS AND TO THOSE DIRECTORS OR TRUSTEES WHO ARE INTERESTED PERSONS OF THE FUNDS OR THE ADVISER (COLLECTIVELY "INTERESTED PERSONS"). A violation of the Adviser's Code of Ethics by any such Interested Person shall also constitute a violation of this Code of Ethics. Such Interested Persons shall report their personal security transactions pursuant to the provisions of the Adviser's Code of Ethics.



IV. CODE PROVISIONS APPLICABLE TO INDEPENDENT DIRECTORS/TRUSTEES OF THE FUNDS



(a) Unlawful Actions

    No Independent Director/Trustee of the Funds shall

    (1) Employ any device, scheme or artifice to defraud the Funds;

    (2) Make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Fund in light of the circumstances under which they are made, not misleading

    (3) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

    (4) Engage in any manipulative practice with respect to the Funds.

(b) Reporting

    (1) An Independent Director/ Trustee is not required to file a quarterly, annual or initial holdings report with the Funds, except in the circumstance described below:

        (i) If an Independent Director/Trustee knows or, in the ordinary course of fulfilling his or her official duties as a Director/ Trustee, can be expected to know about specific, current actual trading activity for any Fund with respect to a Security that is being considered for purchase or sale by a Fund, or is being purchased or sold by a Fund, and



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        (ii) With respect to such Security, the Independent Director/Trustee engages in a similar purchase or sale transaction in that Security(1) for his or her own account or an account in which the Independent Director/Trustee or an Immediate Family Member has a beneficial interest (a "personal Director/Trustee transaction"); and

        (iii) Such personal Director/Trustee transaction takes place during the 15-day period immediately before or after the Security is either being considered for purchase or sale by the Fund or is actually purchased or sold by the Fund.

    (2) In such circumstance, the Independent Director/Trustee shall provide a report (see Appendix B) within 10 days following the end of the quarter in which the personal Director/Trustee transaction occurs, containing the following information:

        (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each such Security involved;

        (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

        (iii)  the price at which the Security transaction was effected; and

        (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

        (v) the date that the report is submitted by the Independent Director/Trustee; and

        (vi) a disclaimer, if appropriate, of beneficial interest in the Securities to which the report relates.

    (3) Each Independent Director/Trustee shall promptly notify the Compliance Officer if, at any time, the Director/Trustee purchases more than 1/2 of 1% of the securities of any public issuer or becomes aware of having Beneficial Ownership of the securities of any public issuer in such an amount. This information will be used to determine Fund compliance with certain Fund fundamental investment restrictions. The restrictions limit a Fund's ability to own securities of an issuer if the officers and Directors/Trustees of the Fund and its adviser owning individually more than 1/2 of 1% of the securities of such issuer together own more than 5% of the securities of such issuer.

(c) Review

    Any violation will be promptly reported to the Chairman or, in the case of a violation involving the Chairman, to the Director/Trustee appointed Vice Chairman. The Chairman or Vice-Chairman, in consultation with the other independent Directors/Trustees as appropriate, will then determine what further action, if any, is warranted in the circumstances.


V. ANNUAL REPORTING AND CERTIFICATION

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(1) For purposes of this section, a Security shall include options, index options, index futures, and other financial instruments designed to benefit from the price movement of the security being purchased, sold, or considered for purchase or sale by the Fund.



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(a) On an annual basis, the Compliance Officer shall prepare a written report to the Board of Directors/Trustees for each of the Funds setting forth the following:

    (1) A summary of existing procedures to detect and prevent violations of the Code,

    (2) Full details of any investigation, either internal or by a regulatory agency, of any violations of the Code, the resolution of such investigations and the steps taken to prevent further violations, and

    (3) An evaluation of the current compliance procedures and any recommendations for improvement.

    In addition, the directors/trustees of each Fund must receive a certification from the Fund annually stating that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

    The directors/trustees shall approve the Code before the commencement of operations of any Fund. In conjunction with such approval, the directors/trustees must receive a certification from the Fund stating that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

    Any material changes to the Code must be approved by each Fund's directors/trustees within 6 months after adoption of the material change.


(b) On an annual basis, all directors, trustees and officers of the Funds are required to certify in writing that they have read and understand the Code of Ethics and recognize that they are subject thereto. In addition, all such persons are required to certify annually that they have complied with the requirements of the Code, that they have reported all personal securities transactions required to be reported pursuant to the Code, and that they do not beneficially own more than 1/2 of 1% of the securities of any public issuer (see Appendix C). If an Independent Director/Trustee of the Funds has any questions pertaining to their responsibilities under the Code, they should discuss them with Counsel to the Independent Directors/Trustees. Any director, trustee or officer of the Funds who is an Interested Person of the Funds or the Adviser who has any questions pertaining to their responsibilities under the Code should discuss them with the Compliance Officer.


VI. MISCELLANEOUS PROVISIONS

(a) Any amendment or revision of an Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section III. of this Code and such amendment or revision shall be promptly furnished to the Independent
    Directors/Trustees of the Funds.

(b) The Funds shall maintain records in the manner and to the extent set forth below, and make such records available for examination by representatives of the U.S. Securities and Exchange Commission:


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    (1) A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

    (2) A record of any violation of the Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

    (3) A copy of each report made by a director, trustee or officer of the Funds pursuant to the Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

    (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to the Code, and who are, or within the past five years have been, responsible for reviewing these reports, shall be maintained in an easily accessible place.

(c) All reports of Securities transactions and any other information filed with the Adviser or furnished to any person pursuant to the Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the U.S. Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

(d) The directors/trustees of the Funds may from time to time adopt such interpretations of the Code and such exceptions to provisions of the Code as they deem appropriate.


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APPENDIX A

For purposes of the attached Code of Ethics, a "beneficial owner" shall mean any director, trustee or officer who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from a transaction in the subject securities. The term "beneficial ownership" of securities would include not only ownership of securities held by a director, trustee or officer for his or her own benefit, whether in bearer form or registered in their name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a member if they may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by a director, trustee or officer for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a director, trustee or officer is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by a director, trustee or officer where such person enjoys "benefits substantially equivalent to ownership". The U.S. Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A director, trustee or officer also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as a director, trustee or officer may in itself indicate that the director, trustee or officer would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives of the director, trustee or officer or his or her spouse who share the same home as the director, trustee or officer will be treated as being beneficially owned by the director, trustee or officer.

A director, trustee or officer also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if they can vest or revest title in themselves at once or at some future time.


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APPENDIX B

                                    PERSONAL
                         SECURITIES TRANSACTIONS REPORT
                                  BERGER FUNDS


Transaction                        Security Description
    Date        (including interest rate and maturity date, if applicable)
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

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
           Number      Principal     Nature of              Name of Broker,
Symbol    of Shares     Amount      Transaction    Price    Dealer or Bank
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

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

DEFINITIONS: Principal Amount -       Total amount received or paid for the
                                      security.
             Nature of Transaction -  Purchase, sale or other acquisition or disposition.
             Price -                  Price per share at which transaction was
                                      effected.
             Broker, Dealer or Bank - Name or broker, dealer or bank with or through whom the transaction was effected.

NOTE: Transactions in shares of registered open-end investment companies (i.e., mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury securities), banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, are not required to be reported.

STATEMENT:   THIS REPORT IS NOT TO BE CONSTRUED AS AN ADMISSION BY ME THAT I
             HAVE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES
             TO WHICH THIS REPORT RELATES.



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                     (Signature)                                   (Date)
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APPENDIX C


                    ANNUAL CONFIRMATION FOR YOUR BERGER FUNDS
                           CODE OF ETHICS (THE "CODE")

         I have carefully read and understand the Code. I recognize that I must comply with the Code and that I am subject to the policies and procedures contained therein. I understand that the policies and procedures stated in this Code are subject to change and that, from time to time, I may receive information about changes in the policies and procedures contained therein.

1. Except as noted below, I do not beneficially own more than 1/2 of 1% of the securities of any public issuer(1) (Indicate "None" if you have no such levels of ownership in any public issuer)

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2.   In addition (please check ONLY ONE item below):

[ ] I have complied with the requirements of the Code at all times since my last Confirmation for the Code, and I have reported all of my personal securities transactions since my last Confirmation which are required to be reported pursuant to the Code.

[ ] I have complied with the requirements of the Code at all times since my last Confirmation for the Code, except in certain instances during the period, a description of which is attached hereto, which the President of the appropriate Fund is aware of and which have been addressed by the Board of Directors/Trustees of such Fund. I have reported all of my personal securities transactions since my last Confirmation for the Code, which are required to be reported pursuant to the Code.



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Covered Person's Name (please print)                 Date of Confirmation



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Covered Person's Signature

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(1) This information is needed to determine compliance with certain Fund fundamental investment restrictions.